Exhibit 99.1

Contacts:	John Hertz	Robin Yim
	Chief Financial Officer	Investor Relations
	Novellus Systems, Inc.	Novellus Systems, Inc.
	Phone: (408) 943-9700	Phone: (408) 943-9700

FOR IMMEDIATE RELEASE

NOVELLUS SYSTEMS REPORTS FIRST QUARTER RESULTS

SAN JOSE, Calif., April 27, 2011—Novellus Systems, Inc. (NASDAQ: NVLS) today reported operating results for its first quarter ended March 26, 2011. Net sales for the first quarter were $413.2 million, up $28.8 million or 7.5 percent from fourth quarter 2010 net sales of $384.4 million, and up $137.0 million or 49.6 percent from first quarter 2010 net sales of $276.2 million. Net income for the first quarter was $96.4 million, or $1.04 per diluted share, up $14.9 million from fourth quarter 2010 net income of $81.5 million, or $0.89 per diluted share. The first quarter 2010 net income was $41.3 million, or $0.43 per diluted share.

Bookings in the first quarter of 2011 were $415.1 million, up $4.5 million or 1.1 percent from fourth quarter 2010 bookings of $410.6 million. First quarter shipments of $376.9 million were down $41.0 million or 9.8 percent from $417.9 million in the fourth quarter 2010. Deferred revenue at the end of the quarter was $43.9 million, a decrease of $31.9 million or 42.1 percent from $75.8 million at the end of the fourth quarter 2010. Deferred revenue in the first quarter 2011 and fourth quarter 2010 included $25.4 million and $59.7 million, respectively, related to system sales.

Cash, cash equivalents, and short-term investments at the end of the first quarter 2011 were $638.5 million, a decrease of $32.8 million or 4.9 percent from the fourth quarter 2010 ending balance of $671.3 million. Long-term investments and restricted cash and cash equivalents at the end of the first quarter 2011 were $196.9 million, an increase of $7.0 million or 3.7 percent from the fourth quarter 2010 ending balance of $189.9 million. During the first quarter 2011, we repurchased 5.1 million shares of our common stock under our stock repurchase program, at an average price of $39.37 per share, for $200.1 million. Cash flows from operations during the first quarter of 2011 were $83.8 million, down $4.6 million or 5.2 percent from $88.4 million in the fourth quarter of 2010, and up $21.8 million or 35.2 percent from $62.0 million in the first quarter of 2010.

Richard S. Hill, Chairman and Chief Executive Officer said, “I’m pleased to report another solid quarter of strong results in revenue, earnings and cash flow. In addition to the solid operational performance, we returned $200 million to shareholders through continued execution of our stock repurchase program during the first quarter. Our confidence in the long-term growth potential for the industry and Novellus in particular remains bullish despite recent near term global instabilities. Novellus is well positioned for long-term growth as we continue to strengthen our ability to support the increasing technical challenges of our customers.” Hill added, “We remain focused on our strategic priorities as we believe the fundamental-long term drivers of our business remain intact. While the tsunami in Japan, unrest in the Middle East and global governmental financial stresses threaten the short-term, semiconductors continue to grow in their importance in improving quality of life throughout the world and therefore represent a growth opportunity for all of us involved within the industry.”

Management uses non-GAAP measures to evaluate operating performance. The discussion of bookings and shipments and the discussion of gross profit, operating expenses, operating income (loss), income (loss) before taxes, provision for income taxes, effective tax rate, net income (loss), and net income (loss) per diluted share, each excluding certain charges and benefits are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. We discuss these non-GAAP measures because we believe these metrics provide additional insight into underlying operating results and prospects for the future, allowing investors to assess certain business trends in the same way that these trends are utilized by management in its financial and operational decision making. Shipments consist of products shipped to customers, without regard to net sales adjustments such as deferrals associated with customer acceptance. Bookings consist of current period orders less current period cancellations and other adjustments. We do not report bookings for systems with delivery dates more than 12 months from the latest balance sheet date. Shipments and bookings are used to forecast and plan future operations. Non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding (i) the long-term growth potential for the industry and Novellus and our positioning for long-term growth; (ii) our belief that the fundamental long-term drivers of our business remain intact; (iii) the impact of the tsunami in Japan, unrest in the Middle East and global governmental financial stresses; and (iv) the growth in importance of semiconductors and the growth opportunity it represents for the industry. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. These risks and uncertainties include but are not limited to (i) disruptions in the economy or the specific markets in which we operate; (ii) our ability to manage costs of operation; (iii) increased competition from new competitors or current competitors with new products; (iv) our ability to maintain customer satisfaction; (v) our continued efforts in product development; (vi) demand and growth in the semiconductor industry; and (vii) other risks indicated in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010, our Current Reports on Form 8-K, and amendments to such reports. Forward-looking statements are made and based on information available to us on the date of this press release. We do not assume, and expressly disclaim, any obligation to update this information.

About Novellus:

Novellus Systems, Inc. (NASDAQ: NVLS) is a leading provider of advanced process equipment for the global semiconductor industry. The Company’s products deliver value to customers by providing innovative technology backed by trusted productivity. An S&P 500 company, Novellus is headquartered in San Jose, CA with subsidiary offices across the globe. For more information please visit www.novellus.com.

NOVELLUS SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
(In thousands, except percentages and per share amounts) (Unaudited)	March 26, 2011	December 31, 2010	March 27, 2010
Net sales	$413,185	$384,357	$276,229
Cost of sales	204,907	190,357	142,262

Gross profit	208,278	194,000	133,967

%	50.4%	50.5%	48.5%
Operating expenses:
Selling, general and administrative	49,521	55,690	45,257
Research and development	46,721	49,992	39,687

Total operating expenses	96,242	105,682	84,944

%	23.3%	27.5%	30.8%
Income from operations	112,036	88,318	49,023
%	27.1%	23.0%	17.7%
Interest and other income (expense), net	717	1,330	1,527

Income before income taxes	112,753	89,648	50,550
Provision for income taxes	16,395	8,145	9,294

Net income	$96,358	$81,503	$41,256

Net income per share:
Basic	$1.07	$0.91	$0.43

Diluted	$1.04	$0.89	$0.43

Shares used in basic per share calculation	90,321	89,576	96,000

Shares used in diluted per share calculation	92,855	91,934	96,672

NOVELLUS SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

	Three Months Ended
(In thousands, except per share amounts)	March 26, 2011	December 31, 2010	March 27, 2010
Gross profit - GAAP	$208,278	$194,000	$133,967
% of sales	50.4%	50.5%	48.5%
Adjustment for:
Consolidation of IAG manufacturing in Germany	—	1,403	—
Reductions in workforce	—	—	126
Consolidation of semiconductor manufacturing in Oregon	—	—	485
Accelerated stock vesting retirement plan adoption	—	809	—

Gross profit excluding certain charges and benefits	$208,278	$196,212	$134,578

% of sales	50.4%	51.0%	48.7%

Operating expenses - GAAP	$96,242	$105,682	$84,944
% of sales	23.3%	27.5%	30.8%
Adjustment for:
Consolidation of IAG manufacturing in Germany	—	(968)	—
Reductions in workforce	—	—	(385)
Consolidation of semiconductor manufacturing in Oregon	—	—	(390)
Accelerated stock vesting retirement plan adoption	—	(9,043)	—
Restructuring charges	(181)	(716)	(206)
Legal fees for Linear trial	—	—	(4,428)

Operating expenses excluding certain charges and benefits	$96,061	$94,955	$79,535

% of sales	23.2%	24.7%	28.8%

Operating income - GAAP	$112,036	$88,318	$49,023
% of sales	27.1%	23.0%	17.7%
Adjustment for:
Consolidation of IAG manufacturing in Germany	—	2,371	—
Reductions in workforce	—	—	511
Consolidation of semiconductor manufacturing in Oregon	—	—	875
Accelerated stock vesting retirement plan adoption	—	9,852	—
Restructuring charges	181	716	206
Legal fees for Linear trial	—	—	4,428

Operating income excluding certain charges and benefits	$112,217	$101,257	$55,043

% of sales	27.2%	26.3%	19.9%

Income before income taxes - GAAP	$112,753	$89,648	$50,550
Adjustment for:
Consolidation of IAG manufacturing in Germany	—	2,371	—
Reductions in workforce	—	—	511
Consolidation of semiconductor manufacturing in Oregon	—	—	875
Accelerated stock vesting retirement plan adoption	—	9,852	—
Restructuring charges	181	716	206
Legal fees for Linear trial	—	—	4,428

Income before income taxes excluding certain charges and benefits	$112,934	$102,587	$56,570

Provision for income taxes - GAAP	$16,395	$8,145	$9,294
% of income before income taxes	14.5%	9.1%	18.4%
Income tax effect of non-GAAP adjustments	68	94	1,791

Provision for income taxes excluding certain charges and benefits	$16,463	$8,239	$11,085

% of income before income taxes	14.6%	8.0%	19.6%

Net income - GAAP	$96,358	$81,503	$41,256
Adjustment for:
Consolidation of IAG manufacturing in Germany	—	2,371	—
Reductions in workforce	—	—	511
Consolidation of semiconductor manufacturing in Oregon	—	—	875
Accelerated stock vesting retirement plan adoption	—	9,852	—
Restructuring charges	181	716	206
Legal fees for Linear trial	—	—	4,428
Income tax effect of non-GAAP adjustments	(68)	(94)	(1,791)

Net income excluding certain charges and benefits	$96,471	$94,348	$45,485

Net income per diluted share - GAAP	$1.04	$0.89	$0.43
Adjustment for certain charges and benefits	0.00	0.14	0.04

Net income per diluted share excluding certain charges and benefits	$1.04	$1.03	$0.47

(1)	The reconciliation of gross profit, operating expenses, operating income (loss), income (loss) before income taxes, provision for income taxes, net income (loss) and net income (loss) per diluted share is intended to present our operating results, excluding certain charges and benefits. This reconciliation is not in accordance with or an alternative for GAAP and may be different from similar measures by other companies.

NOVELLUS SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	March 26, 2011	December 31, 2010
	(Unaudited)	*
ASSETS
Current assets:
Cash and cash equivalents and short-term investments	$638,544	$671,251
Accounts receivable, net	279,064	256,731
Inventories	219,787	208,894
Deferred taxes and other current assets	65,441	65,525

Total current assets	1,202,836	1,202,401
Property and equipment, net	212,886	218,569
Non-current restricted cash and cash equivalents	129,367	121,226
Long-term investments	67,484	68,645
Goodwill	126,170	125,043
Intangible and other assets	88,288	96,513

Total assets	$1,827,031	$1,832,397

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$252,902	$261,318
Deferred profit	13,549	29,693

Total current liabilities	266,451	291,011
Long-term debt	112,798	105,592
Long-term income taxes payable	62,540	61,381
Other liabilities	47,534	46,275

Total liabilities	489,323	504,259

Shareholders’ equity:
Common stock	1,251,248	1,206,887
Retained earnings and accumulated other comprehensive income	86,460	121,251

Total shareholders’ equity	1,337,708	1,328,138

Total liabilities and shareholders’ equity	$1,827,031	$1,832,397

*	The December 31, 2010 condensed consolidated balance sheet was derived from our audited consolidated financial statements.

NOVELLUS SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 26, 2011	March 27, 2010
	(In thousands)
Cash flows from operating activities:
Net income	$96,358	$41,256
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,807	11,038
Deferred income taxes	10,475	1,340
Stock-based compensation	9,956	7,701
Excess tax benefit from stock-based compensation	(1,517)	(100)
Other non-cash charges, net	1,204	1,821
Changes in operating assets and liabilities, net	(41,518)	(1,008)

Net cash provided by operating activities	83,765	62,048

Cash flows from investing activities:
Net sales, maturities and purchases of investments	54,928	7,761
Capital expenditures	(5,039)	(3,693)
(Increase) decrease in restricted cash and cash equivalents	(4,895)	4,896

Net cash provided by investing activities	44,994	8,964

Cash flows from financing activities:
Proceeds from employee stock compensation plans	96,285	1,238
Proceeds from lines of credit, net	—	1,597
Repayments of debt obligations	(24)	—
Repurchases of common stock	(200,392)	(15,369)
Excess tax benefit from stock-based compensation	1,517	100

Net cash used in financing activities	(102,614)	(12,434)

Effects of exchange rate changes on cash and cash equivalents	2,139	(1,955)

Net increase in cash and cash equivalents	28,284	56,623
Cash and cash equivalents at the beginning of the period	247,055	142,047

Cash and cash equivalents at the end of the period	$275,339	$198,670